Filed under Rule 423(b)(1)
                                                              File No. 333-45677

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED APRIL 12, 1999

                        Prospectus Dated April, 12, 1999

                           Hemispherx Biopharma, Inc.

                        1,000,000 shares of common stock

                       Resales by Selling Security holders

The Prospectus supplement adds the name of Value Management & Research-Luxembourg to the selling securityholders table in the prospectus relating to the registration of 250,000 shares of our common stock underlying warrants. The table of the selling stockholders is also amended to delete 250,000 shares of our common stock underlying warrants incorrectly registered under the name of Value Management & Research-AG.

                             Securities Owned                                Securities Owned
                           Prior to the Offering      Securities Offered     After the Offering
Name of Selling
Security holder          Common Stock   Warrants        Common Stock             Amount   %
---------------          ------------   --------        ------------             ------   -
Value Management           750,000            0            750,000                 0      0
and Research AG

Value Management                 0      250,000            250,000                 0      0
and Research
Luxemborg